SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X| Preliminary Proxy Statement                      |_|  Confidential,  for use
                                                          of the Commission only
|_|  Definitive  Proxy  Statement                         (as permitted Rule 14a
                                                          -6(e)(2)).
|_| Definitive  Additional  Materials by

|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          NuMED HOME HEALTH CARE, INC.
                (Name of Registrant as Specified in its Charter)

                          NuMED HOME HEALTH CARE, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:


          (2)       Aggregate number of securities to which transaction applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          (4)       Proposed maximum aggregate value of transaction:


          (5)       Total fee paid:


|_| Fee previously paid with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing .

          (1)       Amount Previously Paid:


          (2)       Form, Schedule or Registration Statement No.:


          (3)       Filing Party:


          (4)       Date Filed:

                          NuMED HOME HEALTH CARE, INC.

                NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 28, 1999

          Notice is hereby given that the Annual Meeting of Stockholders of NuMED HOME HEALTH CARE, INC.. (the "Company") will be held at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, on Thursday, January 28, 1999 at 10:00 A.M., local time, for the following purposes:

          1. To elect Directors to the Company's Classified Board of Directors to serve two or three-year terms, as applicable, or until their respective successors are elected.

          2. To consider and act upon matters incidental to the foregoing purpose and to transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has selected the close of business on Tuesday, December 22, 1998, as the record date for the determination of Stockholders entitled to notice of and to vote at this Annual Meeting and any adjournment or postponement thereof.

          Enclosed is your copy of (i) the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended March 31, 1998; and (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.

                                     CAUTION

          As more fully described in the enclosed proxy statement, a committee (the "Vulture Committee") has been formed by Mr. Richard M. Osborne, the ultimate beneficial owner of Turkey Vulture Fund XIII, Ltd. which owns less than ten percent (10%) of the Company's outstanding Common Stock. As disclosed in its definitive proxy statement filed on December 4, 1998, the Vulture Committee is seeking control of the Board of Directors of the Company even though its total stockholdings represent only a small minority ownership interest in the Company.

          WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE VULTURE COMMITTEE. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THAT PROXY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO US. WE URGE YOU TO SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT TO US. POSTAGE HAS BEEN PREPAID.

          You are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, you are urged to complete, date, sign and return the enclosed proxy card, which is solicited by the Board of Directors, in the self-addressed envelope enclosed for your convenience which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the meeting by giving written notice to the secretary of the Company, by delivering to the secretary of the Company a duly executed proxy bearing a later date or by appearing at the meeting and voting by written ballot in person.

                                           By Order of the Board of Directors


December 31, 1998                          SUSAN J. CARMICHAEL
                                           Chief Executive Officer and President


--------------------------------------------------------------------------------
Stockholders who do not expect to attend the meeting in person are urged to complete, date and sign the enclosed WHITE PROXY CARD and return it in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

                          NuMED HOME HEALTH CARE, INC..


                              --------------------

                                 PROXY STATEMENT
                            -------------------------

          This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of NuMED Home Health Care, Inc., a Nevada corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, on Thursday, January 28, 1999 at 10:00 a.m., local time, and at any postponements or adjournments thereof (the "Meeting" or the "Annual Meeting"). The approximate date on which this Proxy Statement and the accompanying form of proxy will be first sent or given to Stockholders is December 31, 1998.

          The record date for determining Stockholders entitled to vote at the Meeting has been fixed as the close of business on Tuesday, December 22, 1998 (the "Record Date"). As of the Record Date, there were ___________ shares of the Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. There is no other class of voting securities outstanding. Votes may not be cumulated in the election of directors. The presence, in person or by proxy, at the Meeting of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for purposes of the Meeting.

          If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, par value $.001 per share of the Company (the "Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted in favor of (i) the election to the Board of each of the nominees for directors of the Company, and (ii) any other matters incidental to the foregoing purpose and to transact such other business as may properly come before the Meeting. Any proxy given may, however, be revoked by the stockholder executing it at any time before it is voted by giving written notice to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by appearing at the Meeting and voting by written ballot in person.

          The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and employees of the Company may solicit proxies by such methods without additional remuneration. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock.

                                     CAUTION

          As more fully described in the enclosed proxy statement, a committee (the "Vulture Committee") has been formed by Mr. Richard M. Osborne, the ultimate beneficial owner of Turkey Vulture Fund XIII, Ltd. which owns less than ten percent (10%) of the Company's outstanding Common Stock. As disclosed in its definitive proxy statement filed on December 4, 1998, the Vulture Committee is seeking control of the Board of Directors of the Company even though its total stockholdings represent only a small minority ownership interest in the Company.

          WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE VULTURE COMMITTEE. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE THAT PROXY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO US. WE URGE YOU TO SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT TO US. POSTAGE HAS BEEN PREPAID.

                           THE VULTURE PROXY STATEMENT

          As previously noted, the Vulture Committee has filed a definitive proxy statement (the "Vulture Proxy") with the Securities and Exchange Commission. In its proxy statement, the Vulture Fund is seeking your support to elect five nominees to the Board so that it can gain control of the Board even though it represents only a small minority interest in the Company. Although the Board acknowledges that Company has not had an annual meeting since the meeting held on March 29, 1996, the Board was simply attempting to save costs by combining the agenda for the annual meeting with that of a special meeting which would have been necessary to approve proposed business combinations with third parties that were pending at the time.

Those business combinations were originally pursued in an effort to maximize shareholder value in the rapidly changing regulatory environment faced by the Company.

          Management and the Board also recognize that the Company and its stock price have not performed as well as stockholders would like. However, with forethought management and the Board did anticipate difficult times due to anticipated changes in the regulatory climate. Thus, management and the Board directed their energies toward increasing the size and scope of the Company by exploring strategic mergers which had the potential to benefit the Company by increasing its market share and by providing a capital infusion. Unfortunately, for a variety of reasons the Company's efforts were unsuccessful.

          The Board will not attempt to rebut the Vulture Committee's proxy statement word by word. Rather, it will suffice to say that the Board considers the Vulture Proxy to be wrought with half truths and other potentially misleading information. Accordingly, the Board deems it important to note that the Board attempted to amicably resolve many of the concerns of the Vulture Committee and Mr. Osborne. Such measures included (i) the negotiation of Mr. Taneja's departure from the day to day management of the Company, (ii) the offering of up to three nominee slots on the Board's proposed slate of Directors, and (iii) the appointment of Ms. Carmichael as the new Chief Executive Officer in addition to her position as President. The Board's attempt to address the concerns the Vulture Committee were completely rebuffed and followed by a letter from counsel to the Vulture Committee which made certain demands deemed completely unreasonable by the board including, but not limited to (i) the demand that Mr. Taneja sever all ties with the Company and resign as a director, (ii) that Mr. Taneja agree to a five year standstill that would prohibit him from purchasing additional stock of the Company or participating in any proxy contest, tender offer or other form of change of control, (iii) grant to Mr. Osborne an irrevocable proxy to vote his stock until Mr. Taneja's beneficial ownership dropped below five percent (5%) of the Company's stock, and
(iv) a right of first refusal on any sale of Mr. Taneja's stock. It is important to note that the foregoing demands really only apply to Mr. Taneja as an individual stockholder. Simply put, the Vulture Committee was making demands on the Board which it could never meet. Rather, such demands could only be met by Mr. Taneja personally.

          We ask you, if you were the largest single stockholder of a company, would you agree to the foregoing demands by a minority stockholder who owns less than ten percent (10%) of the outstanding stock? WE THINK NOT! Accordingly, the Board was left with no alternative. Given its fiduciary responsibility to ALL of the Company's stockholders, the Board could not meet the unreasonable demands of the Vulture Committee to give it control of the Board. Accordingly, the Board sought qualified Board candidates and on December 1, 1998 the Board approved the appointment of Messrs. LaGamba and Santostasi, and Ms. Loesch to fill existing Board vacancies.

          Moreover, as stated in the Vulture Proxy, the Vulture Committee estimates that its solicitation will cost approximately $100,000. The Vulture Committee intends to seek reimbursement for such costs without seeking stockholder approval for such reimbursement unless such approval is required by law.

          We have prepared the following summary of the state of the Company and the industry in which the Company operates and ask that you carefully consider the following information in connection with your submission of your proxy.

                      OUR RESPONSE TO THE VULTURE COMMITTEE

          Effective October 1, 1997 (signed August 5, 1997) Congress and the President enacted the Balanced Budget Act of 1997. The goal was to cut $115 billion from the Medicare budget in five years of which $16.2 billion would be cut from home care Medicare and $13 billion cut in Medicaid through systems termed Interim Payment System ("IPS") and Prospective Payment System ("PPS"). Both the home health and long term care facilities (thus contract rehabilitation companies like NuMED Rehabilitation) were critically affected.

What It Meant to Home Care:

1. The major strategy was to cut home care dollars through the use of the IPS using data from three year old cost reports of 1994. Thus, revenue dramatically declined.
2. The cost limits per discipline (Nursing, Physical Therapy, Occupational Therapy, Speech/Language Therapy, Medical Social Work) were reduced about 15%.
3.       Reimbursement is to be cut 20% in 1999.

          According to the National Association of Home Care, since 1/1/98 over 1000 agencies or 10% of the industry has been eliminated directly or indirectly as a result of this legislation.

          Remaining firms will be subjected to new demands for increased data collection, extended client assessments and statistical analysis through a federal project called OASIS that will begin in 1999. "Home health agencies and state governments are being squeezed by HCFA's failure to pay for the costs of OASIS." (Eli's Home Care Week 11/23/98, Volume VIII #45) OASIS will be expensive to home care. Costs will include increased technology, increased software, increased datamining vendor costs, and increased time to complete assessments thus decreasing employee productivity.

          Other problems home health incurred were Fiscal Intermediary Auditor tactics scaring off referrals. "All it takes is one call from an intermediary's auditor to frighten a physician who was an excellent referral source into ceasing home care referrals altogether . . . " (Eli's Home Care Week 11/23/98, Volume VIII #45).

          We note that the Vulture Proxy includes a graph comparing the Company's Common Stock performance with the performance of the Standard & Poor's 500 Index and the Standard & Poor's SmallCap 600 Index. Such a comparison is potentially misleading to stockholders because the graph fails to compare the Company's Common Stock performance with the performance of the stock of companies in its peer group. Accordingly, we offer you the following peer group comparison which shows that the Company's Common Stock has performed much better than the stock of most of its peers in the past year.

How Does NuMED Compare to Like Companies?

          Public companies saw their stocks continue to plummet; as per 9/30/98 Home Health Business Report:

                                            % of Change in The Year
         Amedisys, Inc................................-48.61
         Ameri HomePatient, Inc.......................-92.02
         Apria Healthcare Group Inc...................-67.44
         Caretenders HealthCorp.......................-64.29
         Chemed Corp..................................-32.28
         Columbia HCA Healthcare......................-32.28
         Community Care Services......................-43.33
         Coram Healthcare Corp........................-51.85
         Fresenius Medical Care.......................-21.55
         Graham-Field Health Products Inc.............-85.02
         Healthcor Holdings Inc.......................-87.10
         Help at Home, Inc............................-28.57
         Home Health Corp.............................-87.35
         In Home Health, Inc..........................-36.67
         Infu-Tech, Inc...............................-53.49
         Integrated Health Services Inc...............-46.09
         Interwest.....................................-8.33
         Invacare Corp..................................8.05
         Kelly Services Inc.............................3.93
         Lincare Holdings Inc..........................35.96
         Mallinckrodt.................................-46.55
         Matria Healthcare............................-62.22
         Mid Atlantic Medical Services................-57.35
         National HealthCare L.P......................-58.93
         National Home Health Care Corp...............-12.82
         New York Health Care, Inc....................-62.50
         NuMED Home Health Care, Inc..................-14.29
         Olsten Corp (The)............................-62.08
         Option Care Inc..............................-59.09
         Pediatric Services of America................-82.03
         Respironics Inc..............................-49.72
         Sabratek.....................................-21.65
         ServiceMaster L.P..............................6.41
         Staff Builders, Inc..........................-70.15
         Star MultiCare, Inc..........................-76.14
         Sunrise Medical Inc..........................-35.22
         Transworld Home HealthCare Inc...............-37.50

What Has NuMED Done to Deal with IPS and Prepare for PPS?

X In the fall of '97 NuMED personnel attended seminars taught by or based on the seminar developed by Reingruber & Associates to explain IPS and PPS and explain cost cuts and work efficiencies expected.

X To prevent loss of referral sources, physicians were made aware of the Medicare firm's visit utilization history and Fiscal Intermediary denial rate (in Florida) to aid in increasing their comfort in referring to the firm.

X Several data tracking and trending systems were established to capture data as to specific diagnostic categories and numbers of visits per category. If the per beneficiary rate, for example at Total Professional Health Care was an average of $3,500 then an average of 60 visits per client could be reimbursed if justified. Ratios were then established as to the number of short term clients necessary in order to care for a long term client.

X Since there was a reduction in the number of visits per patient and a reduction in total volume of services and in total revenue, specialty programs were established such as diabetes, orthopedics and congestive heart failure. Increased productivity was stressed with personnel. There was a change in clinical models to respond to external case management and to better manage quality and utilization internally. Greater emphasis was placed on strengthening existing referral sources and identifying new referral sources.

X More emphasis was placed on protecting the agency as to fraud and abuse in billing, in service delivery, in eligibility and in recruitment of patients. Greater emphasis was placed on nursing and therapist education as to measuring clinical outcomes, measuring client satisfaction outcomes, and in measuring comparative diagnostic outcomes.

What Else Was Done?

* An intensive differentiated customer service program was created to strengthen referral sources.
*         Overtime for personnel was eliminated or significantly decreased.
* Cuts in direct cost per visit to increase efficiency/productivity standards were established.
* A case management model was established. Internally personnel were educated as to the IPS/Managed Care mindset so the nurse set the goals with patient on the first visit - education -> oversight -> patient demonstrates proficiency -> discharge.
*         Tracking of service mix and cost by diagnostic codes was monitored.
*         Most offices were consolidated
          |_| St. Petersburg offices of Florida Nursing Services shared space with Total Professional Health Care.
          |_| Clearwater Total Professional Health Care and the Dunedin Countryside Health Services, Inc. were consolidated into one Northern Pinellas County office.
          |_|       Consolidated  four  storage  areas to one  location  with an
                    organized   system  to  retrieve  data  as  needed.
          |_|       NuMEDRehabilitation  (Cincinnati)  moved into the Parke Home
                    Health Care, Inc. offices to share overhead (NuMED Rehabilitation in Ohio, Kentucky and the surrounding areas will remain open and continue to contribute to revenues).
          |_| NuMED Rehabilitation (Horsham office) will be shut down effective January 1, 1999.
* Human Resources Department was centralized for Florida. The Florida HR Director became the health insurance and 401K Plan Administrator for all of NuMED. All Workers Compensation monitoring for the entire company was placed in that department.

What Kind of Board is Needed in Today's Climate?

         The home health industry is facing enormous change. The amount of resources consumed to provide adequate care of a patient at a reasonable cost has become one of the most important challenges faced in health care today. It will require an experienced Board and Management Team.

         The Vulture Committee slate is slanted in experience in self-storage units and retirement management. Though this is no doubt beneficial to these other lines of business, NuMED Home Health Care, Inc. provides care to individuals in need of a variety of health care needs such as low acuity care; a bath and personal care to high acuity care; individuals requiring highly skilled, expensive, and technically sophisticated interventions such as highly caustic IVs requiring close monitoring, care of high risk babies and care of individuals with chronic disease states.

         There is a tendency by the Vulture Committee to oversimplify proposed interventions for NuMED. In view of the strict accounting and service delivery requirements in a highly regulated industry, this appears naive. The Vulture Committee is proposing interventions with a slash and burn mentality. That is an antiquated concept that has not historically worked well with health care professionals or sick and needy patients.

         Instead, NuMED is reducing overhead costs and closing segments of the business that are unprofitable. To capture greater market share, NuMED is forming strategic alliances with like providers, horizontally integrating service lines to improve and extend geographic coverage and building integrated delivery networks with new product lines such as in home psychiatric/mental health services.

What Does the Future Hold for NuMED?

          Though management cannot make predictions for NuMED, it can say that in 1999 NuMED will be smaller but stronger and ready to grow in specific markets:

* Though select revenues will be eliminated in NuMED Rehabilitation through closing the Horsham office, direct costs and corresponding G & A will also be eliminated allowing a plan toward a breakeven point in that Division in 1999. The focus for NuMED Rehabilitation will be on facilities in the Ohio Region. This also complements the Ohio Home Health agencies owned by NuMED. It is believed a stronger Rehab component can be developed as a result.
* Centralization of all back office functions will be completed in 1999 to further streamline functions and free Ohio firm's management to have more community involvement and to effect quicker trending capabilities.
* A Homemaker Program is being started in Western Florida as there appears to be a responsive market. Management believes the low acuity market is growing.
* The In-Home Psych Program is being expanded and is expected to provide over 10% of Florida's Total Professional Health Care revenues.
* Disease management Clinical Pathways are being developed for six key diagnostic categories to grow the business:
          > Disease State Management Program through Clinical Pathways is an integrated systematic approach of aggressive case management to provide proactive interventions, measurements and refinements along the continuum of care.
                    |_| Benefits: Very attractive to managed care providers and Medicare providers as a method to decrease: utilization of hospitalization length of stay, the number of emergency department visits, and unnecessary physician office visits.
          > Disease State Management programs empower clients thus enhancing the client's quality of life and well being.
                    Clinical Pathways provide the client with a highly organized, detailed standardized plan of care, delineating key care elements and typical interventions associated with a certain disease process.
          > Clinical Pathways guide clinicians to measure delivery of care outcomes for the client. Home Care specific educational tools focus on disease control and client self care management.
          > The use of these standardized teaching tools enhances patient understanding and management of all phases of their disease including prevention, acute occurrences, remissions and maintenance.

          Clinical pathways offer physicians compliance comfort since they will know the number of visits required for a specific diagnosis. Payor sources appreciate data supporting client outcome expectations within a specific number of visits. Management believes it can more efficiently plan client visits, costs and profitability with clinical pathways.

* NuMED Management is exploring the development of strategic alliances through horizontal integration to build service products, vertical integration to increase care/service delivery networks to improve geographic coverage and to affiliate with other providers by offering shared services such as back office which could allow a stronger position for payor source contract negotiation.

                    With an experienced management team, new client programs, technology capability for the statistical datamining now sought by payor sources, and a goal to provide quality service delivery, management believes it can deal with the challenges presented today.

                        PROPOSAL 1 ELECTION OF DIRECTORS

          The members of the Board of Directors are classified into three groups of not less than two nor more than three Directors each, with terms expiring in alternate years. The present Board of Directors consists of seven members. The By-Laws of the Company authorize the Board of Directors to fill any vacancies by the affirmative vote of a majority of the Directors then in office, though less than a quorum. On December 1, 1998, the Board of Directors elected Mr. William
L. LaGamba, Mr. Paul A. Santostasi, and Ms. Peggy Loesch to fill three vacancies that had existed since the resignations of Mark A. Rowland, Michael J. Diroff, and Judy M. Kelly, respectively, since the last Annual Meeting of Stockholders held on March 29, 1996. In accordance with the Company's By-Laws, each Director elected to fill a vacancy was elected to fill the unexpired term of his/her predecessor. No Annual Meeting of Stockholders was held in 1997, and accordingly, Directors whose terms were originally set to expire in both 1997 and 1998 will be elected at the Annual Meeting. As a result, Mr. LaGamba and Mr. Santostasi who filled vacancies for Directors whose terms were originally set to expire at the 1997 Annual Meeting will be elected for a two-year term while Mr. Chema and Ms. Loesch will be elected for a three-year term, or until the election of their successors.

          If any nominee declines or is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying Proxy intend to vote for the balance of those nominees named, and, if they deem it advisable, for a substitute nominee.

                     NOMINEES FOR THE TERM TO EXPIRE IN 2000

NAME                                     AGE                        POSITION

Mr. William L. LaGamba                   39                         Director

Paul A. Santostasi                       63                         Director


                     NOMINEES FOR THE TERM TO EXPIRE IN 2001

NAME                                     AGE                        POSITION

Thomas V. Chema                          52                         Director

Peggy A. Loesch                          46                         Director


              DIRECTORS CONTINUING IN OFFICE - TERMS EXPIRE IN 1999

NAME                                     AGE                        POSITION
----                                     ---                        --------
Jugal K. Taneja                          54                         Director

Susan J. Carmichael                      50                         Chief
                                                                    Executive
                                                                    Officer,
                                                                    President
                                                                    and Director

Robert P. Ottman                         55                         Director



                  BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

                        DIRECTORS NOT UP FOR RE-ELECTION

          Jugal K. Taneja was Chairman of the Board, Chief Executive Officer and a Director of the Company from October of 1991 until November 23, 1998 when he entered into a Termination, Noncompetition and Mutual Release Agreement pursuant to which Mr. Taneja relinquished his duties as Chairman and Chief Executive Officer. As the Company's largest stockholder, Mr. Taneja remains a Director. Mr. Taneja is currently Chairman of Dynamic Health Products, Inc. (a 1934

Exchange Act Reporting Company). Mr. Taneja also served as a Director and as Chief Executive Officer of National Diagnostics, Inc. until he resigned in January of 1998. Mr. Taneja also served as a director and Chairman of NuWave Health Care Products, Inc. the parent company of DRx, Inc., and the Chairman of DRx, Inc. Mr. Taneja is also Chairman of Netriceutical.com.

          Susan J. Carmichael has served as a Director of the Company since October 1991 and as President of the Company since September 1993. On November 23, 1998, the Board appointed Ms. Carmichael to the additional position of Chief Executive Officer. She held the position of President of Whole Person in PA and PA Medical Concepts (companies acquired by the Company in 1991) since 1985 and is responsible for the Company's overall operation and expansion. Ms. Carmichael also serves on the President's Council; American Lung Association. Ms. Carmichael previously served on the Erie County, Pennsylvania Mental Health and Mental Retardation Board by appointment of the Erie County Executive. Ms. Carmichael is a Doctoral Candidate at Pennsylvania State University.

          Robert P. Ottman has served as a Director of the Company since 1991. Mr. Ottman formed R. Ottman & Co. in 1989, a strategic management consulting firm. Prior to forming R. Ottman & Co., Mr. Ottman held six positions each of increasing responsibility over the five years he was employed at AMSCO. His last position was Vice President of Planning and Development. Mr. Ottman served as Executive Vice President of Champion Bolt Corporation, Erie, Pennsylvania from 1994 to 1998. Mr. Ottman is presently the Director of the Small Business Development Center of Gannon University in Erie Pennsylvania.

                            NOMINEES FOR RE-ELECTION

          Thomas V. Chema has been a Director of the Company since April 1994. Mr. Chema has been a partner with the law firm Arter & Hadden, Cleveland, Ohio from 1979 to 1983 and from 1989 to the present. He served as Executive Director of the Ohio Lottery Commission and the Public Utilities Commission at various times between 1983 and 1989. He also served as the Executive Director of the Gateway Economics Development Corporation of Greater Cleveland, which managed the financing and construction of the Jacobs Field and Gund Arena sporting venues.

          William L. LaGamba has been the Chief Executive Officer of Dynamic Health products, Inc. (a 1934 Exchange Act Reporting Company) from June 1998 through the present and has been involved in the distribution, sales, and marketing of pharmaceuticals, health and beauty products, and over-the-counter products for the past 15 years. From June 1997 to June 1998, Mr. LaGamba was President of Becan Distributors, Inc. Becan Distributors, Inc. is a niche wholesaler of Pharmaceuticals, Health and Beauty Care Products, Generics and brand products. From September 1996 through January 1998, Mr. LaGamba was Vice President of Retail Sales for McKesson Drug Company, a Fortune 100 company. McKesson Drug Company is the largest wholesaler of Pharmaceuticals, Generics and Health and Beauty products in the U.S. From 1992 to September 1996, Mr. LaGamba was the Director of Retail Sales for Foxmeyer Drug Company. Mr. LaGamba has also held positions in the Pharmaceutical industry as a Director of Institutional and Alternative Care sales throughout the country.

          Paul Santostasi has been the Chairman and Chief Executive Officer of Diversified Technologies , Inc. from June 1989 through the Present. From June 1998 to the present he has also been the Vice Chairman and a Director of Dynamic Health Products, Inc. (a 1934 Exchange Act Reporting Company). Mr. Santostasi was Chairman and Chief Executive Officer of Sun Coast Plastics, Inc. from 1978 through 1989. Mr. Santostasi was a founder of this once publicly held company which used to trade on the New York Stock Exchange but has since become a privately held company. In 1983 he introduced a new packaging product to the food industry which grew to a $14 million a year business for Sun Coast Plastics by 1988. From 1976 to 1977, Mr. Santostasi was General Manager of the Plastics Division for Tropicana Products. From 1957 through 1976, Mr. Santostasi worked as General Manager for Bundy Corporation where he was responsible for product development and implementation of plastic molding, metal fabrication and harness assemblies. He currently holds six major product patents and two machine patents in the USA and the common market in Europe and is responsible for the development of over a dozen other patented products.

          Peggy Loesch, RN, BSN, is currently Vice President of Operations for the Home Health Division of NuMED Home Health Care, Inc., and was promoted to this position in April 1995. In 1985, Ms. Loesch became the Director of Clinical Services for Whole Person Home Health Care, a Medicare-Medicaid certified agency as well as a Pennsylvania Medical Concepts, a state licensed agency providing private duty and facility staff relief. As Vice President of Operations, she has implemented a Corporate Performance Improvement Program encompassing all agencies. Ms. Loesch served as a Board Director from October 1993 to August 1995 for Erie Center on Health and Aging, a thirty-site preventive health program.

Vote Required for Approval

          Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Meeting shall be elected. Abstentions, broker nonvotes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 15, 1998 with respect to:
(i) each of the Company's directors and the executive officers named in the Summary Compensation Table; (ii) all directors and executive officers of the Company as a group; and (iii) each person known by the Company to own beneficially more than 5% of the Common Stock. An asterisk indicates beneficial ownership of less than 1% of the outstanding Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

                                                       Shares Beneficially Owned

     Beneficial Owner                                   Number          Percent

     Jugal K. Taneja (1) .............................2,301,954           34.7%
     5770 Roosevelt Boulevard, Suite 700
     Clearwater, Florida  33760

     Susan J. Carmichael (2)............................495,000            8.0%
     5770 Roosevelt Boulevard, Suite 700
     Clearwater, Florida  33760

     Robert P. Ottman (3) (4)............................44,306             *
     3939 West Ridge Road
     Erie, Pennsylvania  16506

     Thomas V. Chema (3).................................29,120             *
     1100 Huntington Building
     925 Euclid Avenue
     Cleveland, Ohio 44115

     William L. LaGamba ....................................500             *
     6950 Bryan Dairy Road
     Largo, Florida 33777

     Paul Santostasi .......................................-0-             *
     6950 Bryan Dairy Road
     Largo, Florida 33777

     Peggy Loesch.........................................4,863             *
     5770 Roosevelt Boulevard, Suite 700
     Clearwater, Florida  33760

     Turkey Vulture Fund XIII Limited.................. 563,500          9.9%
     7001 Center Street
     Mentor, Ohio  44060

     Executive Officers and Directors as a
     Group (7 Persons) (5)........................... 2,875,743          40.6%

         * Less than one percent.

     (1) Includes beneficial ownership of (i) 182,578 shares of Common Stock owned by First Delhi Trust, a trust for Mr. Taneja's children over which he exercises voting rights, (ii) 328,300 shares of Common Stock and 540,000 currently exercisable Common Stock Purchase Warrants owned by Twenty-First Century Healthcare Fund, L.L.D., a limited liability company controlled by Mr. Taneja and his family members, and (iii) 380,000 shares issuable under currently exercisable stock options. Excludes 209,820 shares beneficially owned by his wife, Manju Taneja, as to which Mr. Taneja exercises no voting or disposition rights.

     (2) Includes (i) 190,000 shares issuable under currently exercisable stock options, and (ii) 270,000 currently exercisable Common Stock Purchase Warrants.

     (3) Includes shares issuable under 12,060 currently exercisable stock options granted to each of Messrs. Ottman and Chema pursuant to the Outside Director and Advisory Board Member Stock Option Plan.

     (4) Includes 10,000 shares issuable under currently exercisable common stock purchase warrants.

     (5) Includes 1,404,120 shares issuable under common stock purchase warrants and/or stock options that are currently exercisable.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          During fiscal 1998, the following persons were required to file Forms 3,4, and 5 with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act") because such person was a director, officer, or beneficial owner of more than 10% of the Company's Common
Stock: Jugal K. Taneja, Susan J. Carmichael, Thomas V. Chema, Robert P. Ottman, and Turkey Vulture Fund XIII, Ltd. ("Turkey Vulture Fund"). Based solely upon a review of Forms 3,4, and 5 furnished to the Company pursuant to Rule 16-3 (e) of the Act, no transactions were reported on an untimely basis and no person failed to file a Form 3, Form 4 or Form 5 as required by Section 16(a) of the Act.

                             EXECUTIVE COMPENSATION

          The following table sets forth information with respect to the cash and noncash compensation for the last three fiscal years earned by or awarded to the Company's Former Chief Executive Officer and the President. No other executive officer of the Company earned salary and bonus in excess of $100,000 for the fiscal year ended March 31, 1998.


                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                         Long Term Compensation
                                                                                       Awards    Payouts
                                                                 Other
                                                                 Annual    Restricted                      All Other
                                                                 Compen-   Stock       Options/  LTIP      Compen-
                                   Fiscal   Salary    Bonus      sation    Award(s)    SARs      Payouts   sation
Name and Principal Position        Year_    ($)_____  ($)        ($)       ($)______   (#)_____  ($)_____  ($) ______
---------------------------        ------   --------- ---        ---       ---------   --------  --        ----------

Jugal K. Taneja                    1998     $160,000  $  -0-     $44,000 1     -
Chairman of the Board and Chief    1997     $160,000  $ 17,877   $30,000 2     -       640,000 5
Executive Officer                  1996     $160,000  $116,381   $30,000 2     -       120,000


Susan J. Carmichael                1998     $130,000  $  -0-     $ 9,000 3
President                          1997     $130,000  $16,677    $35,075 4     -       350,000 5
                                   1996     $130,000  $ 99,348   $  -0-        -        80,000



FOOTNOTES:

1 Represents meal and lodging expenses of $2,000 per month paid to Mr.Taneja for nine months during fiscal year 1998, a monthly automobile expense allowance of $500 per month, and moving expenses totaling $20,000 paid during fiscal 1998.

2 Represents meal and lodging expenses of $2,000 per month paid to Mr.Taneja and a monthly automobile expense allowance of $500 per month paid to Mr. Taneja during fiscal years 1997 and 1998.

3 Represents lodging expenses of $500 per month for nine months and a monthly automobile allowance of $500 per month for nine months paid during fiscal 1998.

4 Represents accumulated vacation of $29,075 and lodging expenses of $500 per month paid during fiscal 1997.

5 Includes 540,00 warrants issued to Mr. Taneja and 270,000 warrants issued to Ms. Carmichael in exchange for the elimination of certain "put provisions" in their respective employment agreements with the Company. As of 9/30/96, section
7.7 of their employment agreements, "if the executive is terminated without just cause, or his or her duties are reduced such that his or her position is ineffective in directing the business or operations of the Company, each executive has the right to put all securities of the Company owned by the executive and the executive's affiliates to the Company at a per share price calculated at the greater of (i) $6.00 per share, (ii) the average of the current bid and ask price, (iii) book value per share, or (iv) the appraised value per share, and the Company is required to purchase all such securities for the applicable price" was deleted.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


THE COMPANY DID NOT MAKE ANY GRANTS OF OPTIONS OR SAR'S DURING FISCAL YEAR 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          Number of
                       Shares                            Unexercised             Value of Unexercised
                       Acquired     Value                Options/SARs            In-the-Money Options/SARs
                       on           Realized             at FY-End (#)           at FY-End ($)*
Name____________       Exercise     ($)_____     Exercisable     Unexercisable   Exercisable      Unexercisable
----------------       --------     --------     -----------     -------------   -----------      -------------


Jugal K. Taneja               0                  920,000            -0-           $27,600            -0-

Susan J. Carmichael           0                  460,000            -0-           $22,400            -0-



         * Based on the closing price of the Company's Common Stock on March 31, 1998 as quoted on The Nasdaq Stock Market.

        Committees, Meetings, and Compensation of the Board of Directors

          The Board of Directors held 6 meetings during fiscal 1998. In addition to formal meetings of the Board of Directors and its committees, the directors have frequent informal communications among themselves and with other executives regarding Board and Committee issues.

          The Board of Directors has established standing Audit, Compensation, Capital, Executive and Nominating Committees. In addition, the Company has three committees to administer each of the Company's stock plans described below.

          The Audit Committee recommends the engagement, continuation and discharge of the Company's independent auditors, reviews the scope and timing of the audit of the Company's financial statements, approves the fee arrangement with the Company's independent auditors, reviews the Company's financial statements and the independent auditors' report, reviews the activities and recommendations of the Company's independent auditors, considers recommendations made by the Company's independent auditors regarding the Company's internal control structure, and reviews the Company's internal accounting procedures and controls with the Company's financial and accounting staff. The members of the Audit Committee are Messrs. Chema and Ottman. The Audit Committee did not meet during fiscal year 1998.

          The Compensation Committee establishes the Company's executive compensation policy, including the recommendation of compensation arrangements for the Company's executive officers and directors. The members of the Compensation Committee are Messrs. Chema and Ottman.* The Compensation Committee met once during fiscal year 1998.

          The Capital Committee reviews and oversees the Company's investment policy. The members of the Capital Committee are Ms. Carmichael and Messrs. Ottman and Taneja. The Capital Committee did not meet during fiscal year 1998.

          The Executive Committee consists of Ms. Carmichael* and Mr. Taneja and the Nominating Committee consists of Messrs. Taneja, Ottman and Chema. The Executive Committee did not meet during fiscal year 1998.

          The Outside Director and Advisory Board Member Stock Option Plan Administration Committee consists of Messrs. Taneja and Ms. Carmichael. The 1994 Employee Stock Option Plan Administration Committee consists of Messrs. Ottman plus a vacant seat created by the resignation of Mr. Mark A. Rowland. The Employee Stock Purchase Plan Administration Committee consists of Messrs. Taneja and Chema plus a vacant seat created by the resignation of Mr. Diroff. None of the Stock Plan committees met during fiscal 1998.


                              Director Compensation

          Each outside director of the Company receives $500, plus reimbursement for actual travel expenses, for each board meeting and $100 for each committee meeting attended, if held on the same day as a board meeting, or $250 for each committee meeting, if held on a day other than the date of a board meeting. Outside directors receive a minimum of $3,000 annually if five meetings are attended. Directors who are also employees of the Company receive no fees for meetings attended. Additionally, outside directors receive options to purchase Common Stock under the Outside Director and Advisory

Board Member Stock Option Plan, and directors of the Company who are executive officers have previously received, and may receive in the future additional options.


                              Employment agreements

          Effective November 23, 1998, the Company entered into a new one-year employment agreement with Susan J. Carmichael, the Company's newly appointed Chief Executive Officer and President. Pursuant to the agreement, Ms. Carmichael receives $175,000 in base salary per year and a bonus at the discretion of the Board. Additionally, Ms. Carmichael received 200,000 options in connection with the replacement of her prior three-year employment agreement with the new one-year agreement.

          On November 23, 1998, the Company and Mr. Taneja entered into a Termination, Noncompetition and Mutual Release Agreement (the "Departure Agreement") superseding the terms of his employment agreement. Under the terms of the Departure Agreement, Mr. Taneja's employment as Chief Executive Officer of the Company was terminated effective November 23, 1998. Upon termination, Mr. Taneja received 744,680 shares of the Company's Common Stock and the right to receive $250,000 cash upon receipt by the Company of a certain cash receivable, and the terms of all of his existing options and warrants were extended until November 23, 2001.

          Prior to November 23, 1998, Ms. Carmichael and Mr. Taneja had employment agreements which were originally entered into on September 1, 1995 (the Superseded Employment Agreements). The Superseded Employment Agreements with Ms. Carmichael and Mr. Taneja were originally for three-year terms, but had been renewed annually such that the remaining term following each such renewal was for three additional years. The Superseded Employment Agreements were substantially similar providing Mr. Taneja with an annual base salary of $200,000 and Ms. Carmichael with an annual base salary of $150,000. For a complete discussion of the Superseded Employment Agreements see the copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended March 31, 1998 which accompanies this Proxy Statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In connection with the Company's equity offering in February, 1995 (the "Offering"), the Company engaged A.T. Brod & Co., Inc. ("Brod") for the purpose of offering and selling the Company's units on a firm commitment basis. Brod was a wholly-owned subsidiary of Bancapital Financial Corporation, of which Mr. Taneja was the Chief Executive Officer and owner of a majority of its issued and outstanding shares of capital stock. Pursuant to the terms of the Underwriting Agreement entered into between the Company and A. T. Brod, Brod received in connection with the Offering various fees, commissions and underwriting discounts totaling approximately $1.3 million. The Company granted Brod an option to purchase 100,000 units as the underwriters. The exercise price of the units purchased pursuant to the option was $11.96 per unit. In April of 1997, the Company exchanged one share of common stock for each unit.

          During fiscal 1998 and 1997, the Company leased certain office furniture and equipment from Bancapital for a total cost of $28,000 per year. Bancapital also held the lease for the Company's Cleveland financial office. The lease was terminated March 31, 1997 when operations were moved to Florida.

          All material affiliated transactions will be made or entered into on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties, and all material affiliated transactions must be approved by a majority of the independent outside members of the Board of Directors of the Company who do not have an interest in the transactions.

                                LEGAL PROCEEDINGS

          On November 17, 1998, the Company filed a suit against Turkey Vulture Fund XIII, Ltd. ("Turkey Vulture"), in the United States District Court, Middle District of Florida, Tampa Division. At such time, Turkey Vulture owned about 10.2% of the outstanding Common Stock of the Company. Although, the suit was filed on November 17, 1998, and it was not served until November 24, 1998, because certain directors of the Company were attempting to amicably resolve the disagreements with Turkey Vulture. Turkey Vulture has not yet responded to the Complaint; an answer is due on December 14, 1998. In the Complaint, the Company seeks injunctive relief for Turkey Vulture's alleged violations of Section 13(d) of the Securities Exchange Act of 1934. Specifically, the Company alleges that Turkey Vulture failed to timely amend its Schedule 13D to (i) reflect its true intention, as stated in its November 12, 1998 Proxy Statement, to oust current management, gain control of the Company through a proxy fight, and eliminate the Company's staggered Board of Directors, and (ii) indicate its increased ownership of shares. As a result of these allegations, the Company seeks (i) a temporary and permanent injunction requiring the Turkey Vulture Fund to file an amendment to the Schedule 13D, which will accurately reflect its true purpose,
(ii) a temporary injunction enjoining Turkey Vulture from exercising voting rights and soliciting proxies during the pendancy of this lawsuit, (iii) an appropriate "cooling off period," which will permit the investing public a reasonable amount of time to digest any amendment to the Schedule 13D ordered by the Court, and (iv) a judgment in favor of NuMED for the costs and attorneys' fees associated with bringing lawsuit.

                        SELECTION OF INDEPENDENT AUDITORS

          The firm of Ernst & Young LLP served as independent public accountants for the Company for its most recently completed fiscal year. On December 1, 1998, the Company and Ernst & Young LLP, its auditors, ceased their relationship. Ernst & Young had no disagreements or reportable events during the Company's two most recent fiscal years, nor for the current fiscal year through the date of termination on December 1, 1998.

          Neither Ernst & Young's report dated June 29, 1998 on the Company's financial Statements for the fiscal year ended March 31, 1998 nor its report dated June 20, 1997 for the fiscal year ended March 31, 1997 contained an adverse opinion or a disclaimer of opinion and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

          Furthermore, there were no disagreements with Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ernst & Young's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

          The decision to cease relations with Ernst & Young and engage a new auditor was mutual due to distance and economics. The decision was approved by the Board of Directors and was based on the fact that Ernst & Young was sending a team from Cleveland, Ohio because the Company once maintained its financial office in Cleveland. Now that the Company has relocated financial operations to Florida, it will seek auditors in the Tampa Bay Region in an effort to reduce fees.

                              STOCKHOLDER PROPOSALS

          The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 1999 Annual Meeting of Shareholders is March 31, 1999. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and may not be properly brought before the 1999 Annual Meeting by a shareholder, if received by the Company after March 31, 1999.

                                  OTHER MATTERS

          The solicitation of proxies is made by and on behalf of the Board. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

          If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted "FOR" the election of each of the nominees for director as set forth in Proposal 1 above. Pursuant to the Company's Articles of Incorporation and applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any of the proposals to be presented at the meeting.

          The presence of a stockholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company.

          If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters which will be presented for action at the meeting.

                                          By Order of the Board of Directors



December 31, 1998                          SUSAN J. CARMICHAEL
                                           Chief Executive Officer and President

                                      PROXY

                          NuMED HOME HEALTH CARE, INC.
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 28, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby nominates and appoints Thomas V. Chema and Susan J. Carmichael, or either of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of stock of NuMED HOME HEALTH CARE, INC. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Foley & Lardner located at 100 North Tampa Street, Tampa, Florida, on Thursday, January 28, 1999 at 10:00 A.M., local time, and at any adjournment or adjournments thereof with authority to vote said stock on the following matters:

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     FOR ALL OF THE NOMINEES IN PROPOSAL 1:

(1)       The election of the following directors:


          NOMINEES FOR THE TERM TO EXPIRE IN 2000

          Mr. William L. LaGamba
          Mr. Paul A. Santostasi

          NOMINEES FOR THE TERM TO EXPIRE IN 2001

          Mr. Thomas V. Chema
          Ms. Peggy A. Loesch

          / / VOTE FOR all nominees listed above, with the following exceptions:

          Exceptions:___________________________________________________________

         / / WITHHOLD AUTHORITY to vote for all nominees listed above.

          THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH NOMINEE LISTED ABOVE.

          Should any other matters requiring a vote of the stockholders arise, including matters incident to the conduct of the meeting, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

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          NOTE:  Please sign and return  promptly in the envelope  provided.  No postage is required if mailed in the United States.

Date: _________, 199__                  _________________________
                                        Signature

                                        _________________________
                                        Signature

                                        Please   sign   exactly   as  your  name
                                        appears.   When   signing  as  attorney,
                                        executor,   administrator,   trustee  or
                                        guardian,  please  set  forth  your full
                                        title.   If  signer  is  a  corporation,
                                        please sign the full corporation name by
                                        a   duly   authorized   officer.   Joint
                                        Stockholders should each sign.

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